Exhibit 4.1

EXECUTION COPY

TENTH SUPPLEMENTAL INDENTURE

among

AEGON FUNDING COMPANY LLC,

as Issuer

AEGON N.V.,

as Parent Guarantor

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and

CITIBANK, N.A.,

as Paying Agent

dated as of October 22, 2019

to the Indenture among

AEGON N.V.,

AEGON FUNDING COMPANY LLC,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor in interest to Citibank, N.A.),

as Trustee dated as of October 11, 2001

$925,000,000 principal amount of 5.10% Subordinated Notes due 2049 guaranteed on a subordinated basis by AEGON N.V.

10.1	Satisfaction and Discharge	20

11. Taxation; Additional Amounts		20

11.1	General	20

11.2	Section 1006 of the Base Indenture	22

12. Miscellaneous		22

12.1	Issuance of Definitive Subordinated Notes	22

12.2	Further Issuances	23

12.3	Ratification of Base Indenture; Tenth Supplemental Indenture Controls	24

12.4	Trustee Not Responsible for Recitals	24

12.5	Governing Law	24

12.6	Severability	24

12.7	Counterparts	24

12.8	Paying Agent	24

13. Definition of Officers’ Certificate, Issuer Request and Issuer Order Amended		24

14. Agreement and Acknowledgment With Respect to the Exercise of Dutch Bail-in Power		25

15. Rights of Trustee Unaffected		27

Form of 5.10% Subordinated Note due 2049		Schedule 1

Form of Parent Subordinated Guarantee		Schedule 2

TENTH SUPPLEMENTAL INDENTURE

TENTH SUPPLEMENTAL INDENTURE dated as of October 22, 2019 (the Tenth Supplemental Indenture)

AMONG:

(1)

AEGON FUNDING COMPANY LLC, a Delaware public Issuer with limited liability (AFC or the Issuer), having its principal executive office at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA;

(2)	AEGON N.V., a Netherlands public company with limited liability (AEGON N.V. or the Parent Guarantor), having its principal executive office at Aegonplein 50, 2501 CB, The Hague, The Netherlands;

(3)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the Trustee) under the Indenture dated as of October 11, 2001 (the Base Indenture), among the Issuer, the Parent Guarantor and the Trustee (as successor in interest to Citibank, N.A.), as modified and supplemented by a supplemental indenture dated as of November 14, 2003, a second supplemental indenture dated as of June 1, 2005, a third supplemental indenture dated as of November 23, 2005, a fourth supplemental indenture dated as of December 12, 2005, a fifth supplemental indenture dated as of June 28, 2006, a sixth supplemental indenture dated as of September 21, 2007, a seventh supplemental indenture dated as of November 27, 2009, an eighth supplemental indenture dated as of January 31, 2012, a ninth supplemental indenture dated as of April 11, 2018 and as shall be further supplemented by this Tenth Supplemental Indenture (this Tenth Supplemental Indenture together with the Base Indenture, the Indenture); and

(4)	CITIBANK, N.A., a national banking association, which has agreed to act as Paying Agent hereunder.

WHEREAS:

(A)

the Issuer, the Parent Guarantor and Citibank, N.A. executed and delivered the Base Indenture to provide for the future issuance by the Issuer of its Securities to be issued from time to time in one or more series as might be determined under the Base Indenture, in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Base Indenture;

(B)

the Trustee is the successor in interest to Citibank, N.A. under the Indenture pursuant to the terms of the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among the Issuer, the Parent Guarantor, the Trustee and Citibank, N.A.;

(C)	Section 301 of the Base Indenture permits the terms of any series of Securities to be established pursuant to a Board Resolution or in one or more indentures supplemental to the Base Indenture;

(D)	the Issuer desires to issue a series of Securities, the terms of which it deems appropriate to set out in this Tenth Supplemental Indenture;

(E)

pursuant to the terms of the Base Indenture, the Issuer may issue Securities now and additional Securities of the same or different series at later dates under the Base Indenture, as established by the Issuer, and the Issuer desires to initially issue $925,000,000 aggregate principal amount of Securities, entitled the 5.10% Subordinated Notes due 2049 (the Subordinated Notes), the form and substance of such Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture as supplemented by this Tenth Supplemental Indenture and such Securities shall be guaranteed on a subordinated basis by the Parent Guarantor (the Parent Subordinated Guarantee), the form and substance of such Parent Subordinated Guarantee and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture as supplemented by this Tenth Supplemental Indenture and substantially in the form of Schedule 2 hereto;

(F)	pursuant to Section 301 of the Base Indenture, the Issuer desires to appoint Citibank, N.A., to act as Paying Agent with respect to the Subordinated Notes;

(G)	the Subordinated Notes shall be treated as a separate series of Securities in accordance with the terms of the Indenture and for all purposes under the Indenture; and

(H)

each of the Issuer and the Parent Guarantor has duly authorized the execution and delivery of this Tenth Supplemental Indenture and requested that the Trustee and the Paying Agent execute and deliver this Tenth Supplemental Indenture, and all requirements necessary to make this Tenth Supplemental Indenture a valid and binding instrument in accordance with its terms have been done.

NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Notes and the Parent Subordinated Guarantee to be endorsed thereon and the terms, provisions and conditions of each thereof, as well as for other purposes set forth herein, the parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1	Definitions of Terms

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	a term defined in the Base Indenture and not otherwise defined herein has the same meaning when used in this Tenth Supplemental Indenture;

(b)	unless otherwise specified, a reference to a Section or Article is to a Section or Article of this Tenth Supplemental Indenture;

(c)	headings are for convenience of reference only and do not affect interpretation; and

(d)	the following terms have the meanings set forth below for purposes of this Tenth Supplemental Indenture and the Base Indenture as it relates to the series of Subordinated Notes issued hereunder.

Aegon Junior Subordinated Indebtedness means any Subordinated Indebtedness of the Parent Guarantor that ranks or is expressed to rank junior to the Parent Subordinated Guarantee, including but not limited to, the Parent Guarantor’s $250,000,000 Floating Rate Perpetual Capital Securities issued on November 23, 2005 (ISIN: NL0000062438), $1,000,000,000 6.375% Perpetual Capital Securities issued on June 1, 2005 (ISIN: NL0000021541), €950,000,000 Perpetual Capital Securities issued on July 15, 2004 and October 15, 2004 (ISIN: NL0000116150), $500,000,000 Perpetual Capital Securities issued on July 15, 2004 and October 15, 2004 (ISIN: NL0000116168) and €500,000,000 Perpetual Contingent Convertible Securities issued on April 4, 2019 (ISIN: XS1886478806).

Additional Amounts has the meaning set forth in Section 11.1.

Arrears of Interest means any Interest Payment, or part thereof, that has been deferred in accordance with Sections 2.4(c) and 2.4(d), and has not subsequently been satisfied.

Base Redemption Price means, in respect of any date fixed for redemption of the Subordinated Notes or the Scheduled Maturity Date, the aggregate principal amount of the Subordinated Notes, together with any accrued but unpaid interest to (but excluding) such date fixed for redemption or the Scheduled Maturity Date and any Arrears of Interest.

Business Day means each Monday, Tuesday, Wednesday, Thursday or Friday, that is not a day on which banking institutions in New York or Amsterdam, The Netherlands are authorized or obligated by law, regulation or executive order to close, on which foreign exchange markets are open for general business in New York and Amsterdam, The Netherlands.

Capital Adequacy Event means that (i) in respect of Interest Payments and payments of principal, the amount of eligible ‘own funds’ (or any equivalent terminology employed by the Capital Adequacy Regulations) of the Parent Guarantor on a Group basis to cover the Solvency Capital Requirement or the Minimum Capital Requirement of the Parent Guarantor on a Group basis is, or as a result of an Interest Payment or a payment of principal would become, not sufficient to cover such Solvency Capital Requirement or Minimum Capital Requirement or (ii) (if required or applicable in order for the Subordinated Notes to qualify as regulatory capital of the Parent Guarantor on a Group basis under the Capital Adequacy Regulations from time to time) the Supervisory Authority has notified the Parent Guarantor that it has determined, in view of the financial and/or solvency condition of the Parent Guarantor, on a Group basis, that in accordance with the Capital Adequacy Regulations at such time the Issuer or the Parent Guarantor (as applicable) must take specified action in relation to deferral of payments of principal and/or interest under the Subordinated Notes.

Capital Adequacy Regulations means (i) the solvency margin, capital adequacy regulations or any other regulatory capital rules, including those which set out the requirements on own funds, applicable to the Parent Guarantor or the Group from time to time pursuant to Dutch law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the Capital Adequacy Regulations) and/or (ii) regulatory rules relating to the technical provisions and/or statutory liquidity requirements or any other capital adequacy regulations pursuant to Dutch law and/or the laws of any other relevant jurisdiction, each as applied and construed by the Supervisory Authority and applicable to the Parent Guarantor or the Group from time to time.

Capital Disqualification Event means that as a result of any change in the Capital Adequacy Regulations (or an official application or interpretation of those rules and regulations) on or after the issuance date of the Subordinated Notes, the Subordinated Notes cease, in whole or in part, to be capable of qualifying as at least tier 2 basic own funds, on a Group basis, except where such non-qualification is only as a result of any applicable limitation on the amount of such capital.

Clearstream, Luxembourg means Clearstream Banking, S.A. as currently in effect or any successor securities clearing agency.

DTC means The Depository Trust Company.

Dutch Bail-in Power has the meaning set forth in Section 14.

Euroclear means Euroclear Bank SA/NV or any successor securities clearing agency.

Excluded Change means the implementation of a minimum capitalization rule for banks and insurance companies on the terms as set out in the Tax Plan 2020 (Pakket Belastingplan 2020) published by the Dutch Ministry of Finance on September 17, 2019.

Executive Board means, with respect to the Parent Guarantor, the executive board and with respect to the Issuer, its board of managers.

Final Payment Date has the meaning set forth in Section 3.7.

Global Securities has the meaning set forth in the Base Indenture.

Group means the Parent Guarantor and all of its consolidated subsidiaries and Undertakings, as reflected in the primary consolidated financial statements of the Parent Guarantor.

Group Insurance Undertaking means an insurance undertaking or a reinsurance undertaking of the Group.

Indebtedness means all indebtedness for money borrowed that is created, assumed, incurred or guaranteed in any manner or for which the Issuer or the Parent Guarantor, as the case may be, are otherwise responsible or liable.

Insolvent Insurer Liquidation means a liquidation of any Group Insurance Undertaking that is not a Solvent Insurer Liquidation. insurance undertaking means a direct life or non-life insurance undertaking that has received authorization in accordance with Article 14 of the Solvency II Directive, as implemented in the relevant EU member state.

Interest Amount means:

(a)	in respect of an Interest Payment Date, the amount of interest payable on a Subordinated Note for the relevant Interest Period; and

(b)

in the event of redemption due to the Issuer’s optional early redemption, a Tax Event, a Capital Disqualification Event or a Rating Methodology Event or a payment on the Final Payment Date, any interest accrued in the period from (and including) the immediately preceding Interest Payment Date (or, if none, the issuance date of the Subordinated Notes) to (but excluding) the due date for such redemption, or the Final Payment Date, and, if not an Interest Payment Date, as calculated on a 30/360 day basis, but not including the date of such payment.

Interest Payment means (a) in respect of an Interest Payment Date, the aggregate Interest Amount for the Interest Period ending on such Interest Payment Date and (b) in respect of a payment on any other date on which an Interest Amount is payable, the aggregate Interest Amount for the relevant period.

Interest Payment Date has the meaning set forth in Section 2.4(a).

Interest Period has the meaning set forth in Section 2.4(b)(1).

IRS means the U.S. Internal Revenue Service.

Issuer Substitution has the meaning set forth in Section 3.11(a).

Issuer Substitution Event means each of a Voluntary Issuer Substitution Event and a Mandatory Issuer Substitution Event.

Loss of Regulatory Capital Treatment Event means that, at any time following the Issue Date, upon the Issuer or Transamerica Corp. becoming subject to regulatory capital requirements (or capital measurement ratio), the Parent Guarantor determines that the Subordinated Notes have resulted in a negative impact on the capital determination of the Parent Guarantor, the Issuer or Transamerica Corp. based on a relevant regulator’s determination that the Subordinated Notes do not count as regulatory capital pursuant to the relevant capital adequacy rules applicable to the Parent Guarantor, the Issuer or Transamerica Corp., as applicable.

Mandatory Deferral Event means that:

(a)

the Issuer or the Parent Guarantor determines that either or both of the Issuer and the Parent Guarantor is or are not or, on the relevant date on which an Interest Payment or a payment of principal would be made after taking into account amounts payable on that date on the Subordinated Notes, shall not be Solvent; or

(b)

a Capital Adequacy Event has occurred and continues to exist or an Interest Payment or a payment of principal on the relevant date would cause a Capital Adequacy Event and a deferral of Interest Payments and/or payment of principal is required under the Capital Adequacy Regulations, provided, however, that the occurrence of (b) above shall not constitute a Mandatory Deferral Event:

(i)	in respect of Interest Payments or Arrears of Interest, if:

(1)	the Supervisory Authority has exceptionally waived the deferral of such Interest Payment and/or payment of Arrears of Interest;

(2)	paying the Interest Payment and/or Arrears of Interest does not further weaken the Parent Guarantor’s solvency position as determined in accordance with the Capital Adequacy Regulations; and

(3)	the Minimum Capital Requirement shall be complied with immediately after the Interest Payment and/or payment of Arrears of Interest is made;

(ii)	in respect of payments of principal, if:

(1)	the Supervisory Authority has exceptionally waived the deferral of such principal payment;

(2)

the Subordinated Notes are exchanged for or converted into another tier 1 or tier 2 basic own-fund of at least the same quality, issued by the Parent Guarantor or any of its direct or indirect subsidiaries; and

(3)	the Minimum Capital Requirement shall be complied with immediately after the principal payment is made.

Mandatory Interest Payment Event means any of the following events:

(a)

a dividend (including any distribution from reserves) was declared payable in the general meeting of the Parent Guarantor’s shareholders, paid or made in respect of any common shares of the Parent Guarantor; or

(b)

the Parent Guarantor has repurchased or otherwise acquired any common shares in the Parent Guarantor’s own capital (other than shares repurchased or otherwise acquired by the Parent Guarantor, to the extent relevant, to reduce the Parent Guarantor’s capital, in the context of the Parent Guarantor’s own buy-back program, if any, under any equity derivative hedge structure or transaction, under any hedging of stock options program or any other compensation benefit program, if any, in connection with financial restructurings, mergers, acquisitions, split-offs, divestments or similar corporate transactions).

Mandatory Issuer Substitution Event shall be deemed to occur with respect to the Subordinated Notes if:

(a)	a Winding-Up commences in respect of the Issuer or the Parent Guarantor; or

(b)	a Resolution Event commences in respect of the Parent Guarantor.

Minimum Capital Requirement (a) means (i) when method 1 is applied, the minimum consolidated group Solvency Capital Requirement as referred to in the second subparagraph of Article 230(2) of the Solvency II Directive or, (ii) when a combination of method 1 and 2 is applied, the minimum consolidated group Solvency Capital Requirement as referred to in Article 341 of the Solvency II Delegated Regulation (or any equivalent terminology employed by the Capital Adequacy Regulations) or (b) has any other meaning as may be given thereto under the Capital Adequacy Regulations.

Policyholder Claims means claims of policyholders in a liquidation of a Group Insurance Undertaking to the extent that those claims relate to any debt to which the Group Insurance Undertaking is, or may become, liable to a policyholder pursuant to a contract of insurance.

Qualifying Securities means securities issued by the Issuer or the Parent Guarantor (if the substitution/variation occurs subsequent to an Issuer Substitution Event) that have terms that are not materially less favorable to an investor than the terms of the Subordinated Notes (as reasonably determined by the Issuer or the Parent Guarantor (as the case may be) in consultation with an independent investment bank, consulting firm or comparable expert of international standing on the subject and provided that a certification to such effect of a duly authorized person of the Issuer or the Parent Guarantor (as the case may be), shall have been delivered to the Trustee prior to the issuance of the relevant securities or them otherwise becoming the Issuer’s obligations), provided that such securities (1) contain terms such that they comply with the then current requirements of the Supervisory Authority in relation to tier 2 basic own funds, (2) include terms that provide for at least the same interest rate from time to time applying to the Subordinated Notes, and (3) rank at least pari passu with the Subordinated Notes.

Rating Methodology Event shall be deemed to occur upon a change in the methodology of a Rating Agency (or in the interpretation of such methodology) as a result of which the equity content previously assigned by such Rating Agency to the Subordinated Notes is, in the Issuer’s reasonable opinion, materially reduced when compared to the equity content assigned by such Rating Agency at the issuance date of the Subordinated Notes.

Rating Agency means S&P Global Ratings, Moody’s Investors Service, Fitch Rating or any of their affiliates, or any successor.

reinsurance undertaking means an undertaking that has received authorization to pursue reinsurance activities in accordance with Article 14 of the Solvency II Directive, as implemented in the relevant EU member state.

Relevant Date means:

(a)

in respect of any payment other than a Winding-Up Claim, the date on which such payment first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such date, the “Relevant Date” means the date on which such monies shall have been so received and notice to that effect shall have been given to the Holders of Subordinated Notes in accordance with the terms of the Indenture; or

(b)

in respect of a Winding-Up Claim, the date that is one day prior to the commencement of the Issuer’s or the Parent Guarantor’s (as the case may be) Winding-Up, or the date that is one day prior to the date of redemption of the Subordinated Notes, as applicable.

Required Interest Deferral Date means (a) each Interest Payment Date in respect of which (i) a Mandatory Deferral Event has occurred and is continuing on such Interest Payment Date, or (ii) the payment of such interest would itself cause a Mandatory Deferral Event, or (b) the date on which payment is due and payable under the Parent Subordinated Guarantee in respect of an Interest Payment amount (i) in respect of which a Mandatory Deferral Event has occurred and is continuing on such date or (ii) the payment of which would itself cause a Mandatory Deferral Event.

Resolution Event means an exercise of Dutch Bail-in Power in respect of the Parent Guarantor by the relevant resolution authority.

Senior Creditors means all the Issuer’s or the Parent Guarantor’s (as the case may be) present and future unsubordinated and unsecured creditors.

Senior Debt means the principal of and premium, if any, and interest on any of Indebtedness currently outstanding or to be issued hereafter unless such Indebtedness, by the terms of the note by which it is created or evidenced, is not senior in right of payment to the Subordinated Notes, the Substituted Subordinated Notes or the Parent Subordinated Guarantee. The Parent Guarantor’s outstanding Subordinated Indebtedness shall not be considered Senior Debt.

Solvency II means the Solvency II Directive and implementing measures adopted pursuant to the Solvency II Directive (for the avoidance of doubt, whether implemented by way of regulation, implementing technical standards or by further directives, guidelines published by the European Insurance and Occupational Pensions Authority (or any successor entity) or otherwise) including, without limitation, the Solvency II Delegated Regulation).

Solvency II Delegated Regulation means Commission Delegated Regulation (EU) 2015/35 of October 10, 2014 supplementing Directive 2009/138/EC of the European Parliament and of the Council on the taking up and pursuit of the business of Insurance and Reinsurance (Solvency II), as amended from time to time.

Solvency II Directive means Directive 2009/138/EC of the European Union of November 25, 2009 as implemented on the taking-up and pursuit of the business of insurance and reinsurance (Solvency II), as amended from time to time.

Solvency Capital Requirement means the Group Solvency Capital Requirement as referred to in the Solvency II Directive (or any equivalent terminology employed by the Capital Adequacy Regulations).

Solvent means with respect to the Issuer or the Parent Guarantor, that such Person is (i) able to pay its debts to Senior Creditors as they fall due and (ii) its assets exceed its liabilities (other than its liabilities to Persons who are not Senior Creditors). For these purposes, assets refers to the non-consolidated gross assets of such Person and liabilities means the non-consolidated gross liabilities of such Person, in each case as shown by the then latest published audited balance sheet with respect to the Parent Guarantor or a certification from the Issuer’s Executive Board with respect to the Issuer’s latest internal unaudited balance sheet prepared by management, in each case adjusted for contingencies and for subsequent events in such manner and to such extent as the relevant Executive Board, auditors or, as the case may be, liquidator may determine.

Solvent Insurer Liquidation means the liquidation of any Group Insurance Undertaking where the Issuer has determined, acting reasonably, that all Policyholder Claims of the Group Insurance Undertaking shall be met.

Subordinated Indebtedness means any Indebtedness the right to payment of which is, or is expressed to be, or is required by any present or future agreement of the obligor to be, subordinated in the event of the obligor’s bankruptcy, winding up or moratorium (faillissement, vereffening na ontbinding or surseance van betaling).

Substituted Subordinated Notes has the meaning set forth Section 3.11(e).

Successor Jurisdiction has the meaning set forth in Section 11.1.

Supervisory Authority means any relevant regulator supervising the Parent Guarantor in respect of its compliance with any applicable Capital Adequacy Regulations. The current Supervisory Authority is the Dutch Central Bank (De Nederlandsche Bank N.V., DNB).

Undertaking means a corporate body, partnership, limited partnership, cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which the Parent Guarantor has direct or indirect financial, commercial or contractual majority interest.

Voluntary Issuer Substitution Event shall be deemed to occur with respect to the Subordinated Notes if:

(a)	a Capital Disqualification Event occurs; or

(b)	a Loss of Regulatory Capital Treatment Event occurs.

Winding Up means either (i) (a) the Issuer’s filing of an application to commence proceedings under Chapters 7 and 11 of Title 11 of the U.S. Code, as amended (together with the rules and regulations made pursuant thereto) or any other similar non-U.S., federal or state law for the relief of debtors, (b) the Issuer consents to the entry of an order for relief against it in an involuntary case, (c) the Issuer consents to the appointment of a custodian of it or for all or substantially all of its property or (d) the Issuer makes a general assignment for the benefit of its creditors, or (ii) the Parent Guarantor’s winding up (vereffening na ontbinding) or bankruptcy (faillissement).

Winding-Up Claim means, in the Parent Guarantor’s Winding Up, amounts in respect of the aggregate principal amount of the Subordinated Notes (whether or not yet due), together with any accrued but unpaid interest (including Arrears of Interest). A Winding-Up Claim shall not bear interest.

2.	GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

2.1	Designation and Principal Amount

The aggregate principal amount of Subordinated Notes that may be authenticated and delivered under this Indenture is unlimited.

2.2	Maturity

Unless otherwise redeemed or purchased and cancelled, but subject to the conditions set forth in Section 3.7, the principal amount of the Subordinated Notes shall be due and payable on December 15, 2049 (the Scheduled Maturity Date).

2.3	Form, Issuance, Registration and Exchange

The Subordinated Notes shall:

(a)

be issued as Securities in minimum denominations of $25 and in integral multiples of $25 in excess thereof represented by one or more Global Securities, and shall not be exchangeable for definitive Subordinated Notes except in the limited circumstances as provided in Section 12.1; and

(b)

be issued as Global Securities deposited with or on behalf of DTC or its nominee and registered in the name of Cede & Co., as nominee of DTC; provided, however, (i) such Global Securities may not be transferred except as a whole by DTC to a nominee or a successor to DTC, unless and until the Subordinated Notes are exchanged for definitive Subordinated Notes in the limited instances as provided in Section 12.1; (ii) beneficial interests in the Global Securities shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg; and (iii) so long as DTC, or its nominee, is the Holder of the Global Securities, it shall be considered the sole Holder of the Global Securities for all purposes under the Indenture.

2.4	Payments

(a)	Interest Rate and Interest Payment Dates

Subject to the Issuer’s right or obligation to defer interest payments pursuant to Sections 2.4(c) and 2.4(d), the Subordinated Notes shall bear interest at a rate of 5.10% per annum, payable quarterly in arrears (with a short first interest period) on March 15, June 15, September 15 and December 15 of each year (each such date, an Interest Payment Date), commencing on December 15, 2019, from and including the date of issuance to but excluding December 15, 2024, or any earlier redemption.

Interest on the Subordinated Notes shall be computed and paid on the basis of a 30/360-day basis to, but excluding, the Scheduled Maturity Date. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one half cent being rounded upward. The interest rate on the Subordinated Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application.

(b)	Interest Period

Subject to the conditions contained in the Indenture (including Sections 2.4(c) and 2.4(d):

(1)

each period from (and including) an Interest Payment Date (or, as the case may be, the issuance date, in respect of the first Interest Payment Date), to (but excluding) the immediately following Interest Payment Date (or any redemption date, the Scheduled Maturity Date or the Final Payment Date (as defined below)) is an Interest Period.

(2)

if any Interest Payment Date, any redemption date, the Scheduled Maturity Date or the Final Payment Date of the Subordinated Notes falls on a day that is not a Business Day, the Issuer shall make any required payment on the next succeeding Business Day, and no additional interest shall accrue in respect of any payment made on such next succeeding Business Day.

(3)

interest shall accrue on the Subordinated Notes from the issuance date of the Subordinated Notes until the full outstanding principal amount of such Subordinated Note is paid or duly made available for payment. Each Subordinated Note shall cease to bear interest from the relevant date on which payment is due, unless, upon due presentation, payment of principal is improperly withheld or refused or default is otherwise made in the payment thereof, in which event, such principal amount shall continue to bear interest at the interest rate then applicable to the principal amount of the Subordinated Notes.

(4)

the Issuer shall make any required Interest Payments through the Paying Agent to the Person in whose name such Subordinated Note is registered at the close of business on the last day of the month immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day.

(5)

Interest on the Subordinated Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, the Scheduled Maturity Date. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one half cent being rounded upward.

(c)	Required Deferral of Interest Payments

(1)

If any Interest Payment is due to be made on a Required Interest Deferral Date, then the Issuer shall defer such Interest Payment (and payment of any Arrears of Interest, as defined below), and the Issuer shall not have any obligation to make all or part of such Interest Payment (or any payment of Arrears of Interest). The Issuer shall notify the Trustee, the Paying Agent and the Holders of Subordinated Notes not less than five Business Days prior to an Interest Payment Date (or as soon as reasonably practicable if a Mandatory Deferral Event occurs less than five Business Days prior to an Interest Payment Date) if a Mandatory Deferral Event has occurred and is continuing on such Interest Payment Date or the payment of such interest would itself cause a Mandatory Deferral Event.

(2)

Interest Payments (and any Arrears of Interest) shall become mandatorily due and payable on a Mandatory Interest Payment Date. A Mandatory Interest Payment Date means an Interest Payment Date if during a period of six months prior to such Interest Payment Date a Mandatory Interest Payment Event has occurred; provided, however, that if a Mandatory Deferral Event occurred during the Interest Period immediately preceding such Interest Payment Date, such Interest Payment Date shall only be a Mandatory Interest Payment Date if such Mandatory Interest Payment Event occurred after the relevant Mandatory Deferral Event, as applicable, and such Mandatory Deferral Event has ceased to exist on such Interest Payment Date. The Trustee shall have no responsibility to determine or monitor whether a Mandatory Interest Payment Date or a Mandatory Interest Payment Event shall have occurred or be continuing.

(d)	Optional Deferral of Interest Payments

Subject to Section 2.4(c), the Issuer may in respect of any Interest Payment that would, in the absence of deferral in accordance with the provisions hereof, be due and payable, defer all or part of such Interest Payment by giving written notice to the Trustee, Paying Agent and the Holders of Subordinated Notes not less than 10 Business Days prior to the relevant Interest Payment Date (such option, an Optional Deferral).

(e)	Arrears of Interest

Subject to the prior approval of the Supervisory Authority to the extent required pursuant to the Capital Adequacy Regulations in order for the Subordinated Notes to qualify as at least tier 2 basic own funds of the Group, Arrears of Interest may, at the Issuer’s option be paid in whole or in part at any time; provided, however, that no Mandatory Deferral Event has occurred and is continuing at the time of such payment.

Subject to Section 4.1, all Arrears of Interest in respect of all Subordinated Notes for the time being outstanding shall become due and payable in full on the Arrears of Interest Satisfaction Date. An Arrears of Interest Satisfaction Date means the date that is the earliest of:

(a)

the first succeeding Mandatory Interest Payment Date, provided that no Mandatory Deferral Event has occurred and is continuing at the time of such payment (nor would the payment itself cause a Mandatory Deferral Event);

(b)

the date of any redemption or substitution of the Subordinated Notes in accordance with Article 3, provided that no Mandatory Deferral Event has occurred and is continuing at the time of such payment (nor would the payment itself cause a Mandatory Deferral Event); and

(c)	the date upon which an order is made or an effective resolution is passed for the Parent Guarantor’s Winding Up.

Any Interest Payment deferred by the Issuer in accordance with the provisions of Sections 2.4(c) and 2.4(d) shall be at the Issuer’s disposal for the Issuer’s discretionary use.

Arrears of Interest shall not compound and an Issuer Substitution shall not trigger an obligation to repay Arrears of Interest upon such substitution.

(f)	Waiver of Set-Off

By purchasing Subordinated Notes, the Holders of Subordinated Notes and the Trustee shall be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Notes, the Parent Subordinated Guarantee or the Indenture (or between the Issuer’s obligations regarding the Subordinated Notes, the Parent Subordinated Guarantee and any liability owed by a Holder of Subordinated Notes or the Trustee to the Issuer) that the Holders of Subordinated Notes or the Trustee might otherwise have against the Issuer. Each Holder of Subordinated Notes shall, by virtue of holding any Subordinated Note with a Parent Subordinated Guarantee endorsed thereon, be deemed to have waived any such right of set-off.

3.	REDEMPTION, SUBSTITUTION, VARIATION AND PURCHASES

3.1	General

Any redemption made in accordance with this Article 3 shall be made in accordance with Sections 1102, 1104 and 1105 of the Base Indenture.

3.2	Optional Redemption

The Issuer may, subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations, and having given notice in accordance with Section 3.8, redeem the Subordinated Notes in whole or in part at the Issuer’s option on December 15, 2024, or on any Interest Payment Date thereafter, at their Base Redemption Price. Any such optional redemption of less than the entire principal amount of the Subordinated Notes shall be made in compliance with Section 1103 of the Base Indenture.

3.3	Redemption for Tax Reasons

(a)

If, as a result of any change in the laws or regulations of the United States or The Netherlands or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations that becomes effective on or after the date of issuance of the Subordinated Notes (a Change in Law):

(1)	the Issuer would be required to pay Additional Amounts as set forth in Article 11; or

(2)

other than as a result of an Excluded Change (as defined in Section 1.1), there is more than an insubstantial risk that the Issuer would not obtain full or substantially full deductibility for the purposes of U.S. federal income taxation or, following an Issuer Substitution, Dutch corporation tax (as the case may be) for any payment or accrual of interest, and the Issuer cannot avoid this risk or the requirement to pay Additional Amounts by taking reasonable measures (each such event, a Tax Event), and the occurrence of a Tax Event is evidenced by the delivery by the Issuer to the Trustee of a certificate signed by an authorized officer of the Issuer stating that a Tax Event has occurred and is continuing, and describing the facts leading thereto, and an opinion of independent legal or tax advisers of recognized standing with respect to U.S. or Dutch tax matters (as the case may be) to the effect that a Tax Event has occurred and is continuing, the Issuer may, at the Issuer’s option, subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations, and having given notice in accordance with Section 3.8, redeem the Subordinated Notes in whole (but not in part), at their Base Redemption Price.

(b)	Section 1109 of the Base Indenture shall not apply to the Subordinated Notes.

3.4	Redemption for Regulatory Reasons

(a)

If a Capital Disqualification Event has occurred, then, subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations, the Parent Guarantor may, having given notice in accordance with Section 3.8, redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

(b)

Prior to the publication of any notice of redemption pursuant to Section 3.4(a), the Issuer shall deliver to the Trustee a certificate signed by one or more members of the Issuer’s Executive Board stating that a Capital Disqualification Event has occurred and is continuing as of the date of such certificate.

3.5	Redemption for Rating Reasons

(a)

If after the issuance date of the Subordinated Notes, the Issuer determines that a Rating Methodology Event has occurred with respect to the Subordinated Notes, the Issuer may, subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations and having given notice in accordance with Section 3.8, redeem the Subordinated Notes in whole (but not in part) at their Base Redemption Price.

(b)

Prior to the publication of any notice of redemption pursuant to Section 3.5(a), the Issuer shall deliver to the Trustee a certificate signed by one or more members of the Issuer’s Executive Board stating that a Rating Methodology Event has occurred and is continuing as of the date of such certificate.

3.6	Substitution and Variation of the Subordinated Notes

(a)

If a Tax Event, a Capital Disqualification Event or a Rating Methodology Event has occurred and is continuing, then the Issuer may (without any requirement for the consent or approval of the Holders of Subordinated Notes), having given not less than seven days’ written notice to the Trustee, the Paying Agent and the Holders of Subordinated Notes (which notice shall be irrevocable), at any time either substitute the Subordinated Notes in whole (but not in part) for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Qualifying Securities. Upon the expiry of such notice, the Issuer shall either vary the terms of, or substitute, the Subordinated Notes in accordance with this Section 3.6 as the case may be.

(b)

In addition, any substitution or variation pursuant to this Section 3.6(b) is subject to (i) in respect of substitution only, all Interest Amounts, including Arrears of Interest, and any other amount payable under the Subordinated Notes that in each case has accrued to Holders of Subordinated Notes and has not been paid, being satisfied in full on or prior to the date thereof, (ii) so long as the Parent Guarantor is subject to the Capital Adequacy Regulations, the prior approval of the Supervisory Authority if required under the Capital Adequacy Regulations and compliance with the Capital Adequacy Regulations, (iii) the substitution or variation not itself giving rise to a negative change in any published rating of the Subordinated Notes in effect at such time as confirmed in writing by any solicited rating organizations that have given such published rating of the Subordinated Notes immediately prior to such substitution or variation, (iv) the substitution or variation not triggering the right on the Issuer’s part to redeem the Subordinated Notes pursuant to Sections 3.3, 3.4 or 3.5 and (v) a certification by the Issuer, represented by at least one member of the Issuer’s Executive Board, that the securities to be offered in substitution for the Subordinated Notes or the terms of the Subordinated Notes as so varied are Qualifying Securities and that the conditions set out above have been complied with, which certificate shall be delivered to the Trustee prior to the substitution or variation of the Subordinated Notes and upon which certificate the Trustee shall be entitled to rely absolutely without liability to any Person.

(c)

In connection with any substitution or variation pursuant to Sections 3.7(a) and 3.7(b), the Issuer shall comply with applicable regulatory and legal requirements, including the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules of any stock exchange or other relevant authority on which the Subordinated Notes are then listed or admitted to trading.

(d)	A substitution or variation pursuant to this Section 3.6 is separate and distinct from an Issuer Substitution in accordance with Section 3.11.

3.7	Condition for Redemption or Purchase of Subordinated Notes

(a)

Subordinated Notes may only be redeemed (whether before, on or after the Scheduled Maturity Date) or purchased by the Issuer (in the open market or otherwise) provided that (i) no Mandatory Deferral Event has occurred and is continuing on the relevant date for redemption or purchase, (ii) such redemption or purchase would not itself cause a Mandatory Deferral Event and (iii) as long as enforced by the Supervisory Authority, no Insolvent Insurer Liquidation has occurred and is continuing on the relevant date for redemption or purchase, or in each case, as otherwise permitted by the Supervisory Authority, and subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations in order for the Subordinated Notes to qualify as tier 2 basic own funds of the Group. If on the relevant date for redemption (i) a Mandatory Deferral Event has occurred and is continuing, (ii) a redemption would itself cause a Mandatory Deferral Event or (iii) as long as enforced by the Supervisory Authority, an Insolvent Insurer Liquidation has occurred and is continuing, then the Subordinated Notes may only be redeemed on any day thereafter on which no Mandatory Deferral Event is continuing, the redemption would itself not cause a Mandatory Deferral Event and, as long as enforced by the Supervisory Authority, no Insolvent Insurer Liquidation is continuing or the applicable condition has been waived by the Supervisory Authority (any such date, the Final Payment Date).

(b)

If a purchase in accordance with Section 3.9, a redemption of the Subordinated Notes in accordance with Section 3.3, Section 3.4 or Section 3.5, is to occur before December 15, 2024, any such purchase or redemption shall only be made:

(1)

on the condition that the Subordinated Notes are exchanged for, or redeemed out of the proceeds of a new issue of, capital of the same or higher quality issued by the Parent Guarantor or any of its direct or indirect subsidiaries; or

(2)	if:

(A)

the Supervisory Authority has confirmed to the Issuer that it is satisfied that the Parent Guarantor’s Solvency Capital Requirement, after such repurchase or redemption, shall be exceeded by an appropriate margin taking into account the solvency position of the Parent Guarantor, including its medium-term capital management plan as provided in the Capital Adequacy Regulations; and

(B)	either

(I)

there is a change in the regulatory classification of the Subordinated Notes which would be likely to result in the exclusion thereof from own funds or a reclassification as a lower tier of own funds of the Parent Guarantor, and both of the following conditions are met: (i) the Supervisory Authority considers such a change in regulatory classification to be sufficiently certain and (ii) the Parent Guarantor demonstrates to the satisfaction of the Supervisory Authority that the change in regulatory classification of the Subordinated Notes was not reasonably foreseeable at the time of issuance, or

(II)

there is a change in the applicable tax treatment of the Subordinated Notes which the Parent Guarantor demonstrates to the satisfaction of the Supervisory Authority is material (including, but not limited to, a loss of deductibility of interest for tax purposes or a requirement to pay Additional Amounts) and was not reasonably foreseeable at the time of issuance, in each case, if the Capital Adequacy Regulations make a purchase or redemption conditional thereon, and in each case, a certificate by the Issuer, represented by at least one member of the Issuer’s Executive Board, delivered to the Trustee confirming such compliance shall be conclusive evidence of such compliance and upon which certificate the Trustee shall be entitled to rely absolutely without liability to any Person.

(c)	Any payment of principal deferred by the Issuer in accordance with the provisions of this Section 3.7 shall be at the Issuer’s disposal.

3.8	Notice of Redemption

Before the Issuer may redeem the Subordinated Notes prior to the Scheduled Maturity Date as described herein, the Issuer must give not less than 30 nor more than 60 days’ notice before the applicable redemption date to the Trustee, the Paying Agent and Holders of Subordinated Notes. Subject to the provisions of this Article 3 (including Section 3.7), any notice of redemption is irrevocable and must be given in accordance with the terms of the Indenture, except that the exercise of the Dutch Bail-in Power by the relevant resolution authority prior to the date fixed for redemption shall automatically revoke such notice and no Subordinated Notes shall be redeemed and no payment in respect of the Subordinated Notes shall be due and payable.

3.9	Purchases

Subject to the provisions of Section 3.7, and subject to the Parent Guarantor’s first obtaining any required approval of the Supervisory Authority, the Issuer may at any time purchase in the open market or otherwise Subordinated Notes in any manner and at any price. Purchased Subordinated Notes may be held, resold or, at the Issuer’s option, cancelled, as set forth in Section 3.10.

3.10	Cancellation

Cancellation of any Subordinated Notes so redeemed or repaid by the Issuer shall be effected by reducing the principal amount of the Global Securities, and any Subordinated Notes so cancelled may not be reissued or resold and the Issuer’s obligations in respect of any such cancelled Subordinated Notes shall be discharged.

3.11	Issuer Substitution

(a)

If an Issuer Substitution Event has occurred and is continuing, then, subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations, (i) with respect to a Voluntary Issuer Substitution Event, the Parent Guarantor may in its sole discretion, without the consent of the Holders of Subordinated Notes or the Trustee, elect to substitute the Parent Guarantor for the Issuer as issuer under the Subordinated Notes in whole (but not in part) and (ii) with respect to a Mandatory Issuer Substitution Event, without the consent of the Holders of Subordinated Notes or the Trustee, the Parent Guarantor shall be automatically substituted for the Issuer as issuer under the Subordinated Notes in whole (but not in part) (each of a Voluntary Issuer Substitution or a Mandatory Issuer Substitution, are referred to as an Issuer Substitution). Upon the occurrence of an Issuer Substitution, the Issuer shall be released from its obligations under the Subordinated Notes and the Parent Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Subordinated Notes with the same effect as if the Parent Guarantor had been named as issuer under the applicable indenture and the Subordinated Notes.

(b)

Evidence of the occurrence of an Issuer Substitution Event shall be provided by a certification by the Parent Guarantor represented by at least one member of the Parent Guarantor’s Executive Board, that such an event has occurred, which certificate shall be delivered to the Trustee along with notice of election to proceed with an Issuer Substitution and upon which certificate the Trustee shall be entitled to rely absolutely without liability to any Person.

(c)

Pursuant to the supplemental indenture in respect of an Issuer Substitution, the Trustee and Paying Agent shall be authorized and instructed, without the consent of the Holders, to endorse evidence of the Issuer Substitution in accordance with Section 12.1(g).

(d)

In the event that an Issuer Substitution is exercised, the Parent Subordinated Guarantee shall be automatically released and extinguished in full without the consent of any Holders of Subordinated Notes (or Substituted Subordinated Notes).

(e)

The terms of the securities to be issued in the event of an Issuer Substitution (the Substituted Subordinated Notes) shall be identical to the Subordinated Notes described herein with the following exceptions:

(1)	the Parent Guarantor shall be the issuer;

(2)	the Issuer shall be released from and shall have no further obligations or liabilities in respect of the Subordinated Notes or the Substituted Subordinated Notes;

(3)	the Parent Subordinated Guarantee in respect of the Subordinated Notes shall automatically be released and extinguished in full and cease to represent obligations of the Parent Guarantor;

(4)	no new guarantees shall be issued in respect of the Substituted Subordinated Notes;

(5)	any Arrears of Interest shall become an obligation of the Parent Guarantor;

(6)

the ranking, status and waiver of set-off of the Substituted Subordinated Notes shall be substantially similar to those pursuant to Sections 2.4(f) and 5.1, except that such ranking, status and waiver of set-off provisions shall apply to the Substituted Subordinated Notes and such provisions will be governed by and construed in accordance with the laws of The Netherlands; and

(7)	all other conforming changes shall be made to give effect to the foregoing, mutatis mutandis.

(f)	For avoidance of doubt, the provisions under Article 14 (subject to Section 5.3 hereof) shall survive and continue to apply to the Substituted Subordinated Notes.

(g)

With effect from any Issuer Substitution Date, the Parent Guarantor will, without the need for the amendment of existing, or the entry into of additional documentation, be substituted as, and assume all of the obligations of the Issuer as, principal obligor under the Notes. From any Issuer Substitution Date, references herein to the “Issuer” will be references to the Parent Guarantor and, for the avoidance of doubt, any references herein to the “Parent Guarantor” that remain applicable after any Issuer Substitution Date shall remain references to the Aegon N.V.; provided, it being understood that the Parent Subordinated Guarantee shall be released and extinguished.

(h)

The Parent Guarantor shall ensure that all action, conditions and requirements to be taken, fulfilled and done to ensure that the Issuer Substitution creates valid, legally binding and enforceable obligations of the Parent Guarantor have been taken, fulfilled and done and are in full force and effect. The Parent Guarantor undertakes to the Holders that after an Issuer Substitution, if any, pursuant to this Section 3.11 the Parent Guarantor will assume all the obligations of the Issuer as a principal obligor under the Subordinated Notes.

(i)	In the event of an Issuer Substitution, the Substituted Subordinated Notes shall be treated as the same securities as the Subordinated Notes originally issued for all purposes herein.

(j)

Holders of the Subordinated Notes that acquire such Subordinated Notes in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein to the same extent as Holders of such Subordinated Notes that acquire Subordinated Notes upon their initial issuance, including, without limitation, the terms and provisions relating to an Issuer Substitution.

4.	REMEDIES

4.1	Non-Payment When Due; Limitation of Remedies

The only remedies that apply to the Subordinated Notes are as provided in this Section 4.1.

(a)

The Parent Guarantor’s Winding Up shall be an acceleration event in relation to the Subordinated Notes. In the event of the Parent Guarantor’s Winding Up, the Trustee or the Holders of not less than 25% in principal amount of the Subordinated Notes then outstanding may declare due and payable the principal amount of all the Subordinated Notes and all interest then accrued thereon, if any, (including any Arrears of Interest), by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable.

(b)

A Non-Payment Event shall occur with respect to the Subordinated Notes or the Parent Subordinated Guarantee only if the Issuer does not elect to defer an Interest Payment, the Issuer is not obliged to defer an Interest Payment due to a Mandatory Deferral Event or the Issuer is not required to postpone the payment of principal due to any of the requirements not being satisfied in Section 3.7 and nevertheless the Issuer fails to pay or set aside for payment the amount due to satisfy, when due, any such payment of principal or Interest Payment (and, with respect to a Mandatory Interest Payment Date and any Arrears of Interest) or the Parent Guarantor fails to make payment in respect of the Parent Subordinated Guarantee of such amounts, and such failure continues for 14 days. In no event shall any (i) non-payment of interest or principal by the Issuer or (ii) non-payment of any amounts due and payable under the Parent Subordinated Guarantee by the Parent Guarantor, in each case due to the exercise of any Dutch Bail-in Power by the relevant resolution authority be deemed a Non-Payment Event. Holders of the Subordinated Notes and the Parent Subordinated Guarantee endorsed thereon have the absolute and unconditional right to institute suit for the enforcement of any Interest Payment that the Issuer does not timely elect to defer or is not obliged to defer, or any payment of principal that the Issuer is not required to postpone, and such right may not be impaired without the consent of the Holder. The Trustee may not, however, in the case of a Non-Payment Event in respect of an Interest Payment (and, with respect to a Mandatory Interest Payment Date and any Arrears of Interest) declare the principal amount of any outstanding Subordinated Note or any corresponding payment under the Parent Subordinated Guarantee (when and as the same shall be required pursuant to its terms) to be due and payable.

(c)

Subject to the provisions of this Section 4.1(c), and without prejudice to Sections 504 and 505 of the Base Indenture, the Trustee may at its discretion and without further notice institute such proceedings against the Issuer or the Parent Guarantor as it may think fit to enforce any term or condition binding on the Issuer or the Parent Guarantor under this Indenture, the Subordinated Notes (other than for the payment of any principal or satisfaction of any Interest Payments in respect of the Subordinated Notes) and the Parent Subordinated Guarantee (when and as the same shall become due and payable pursuant to its terms); provided that neither the Issuer nor the Parent Guarantor shall by virtue of the institution of any such proceedings be obligated to pay any sum or sums, in cash or otherwise, sooner than either of the Issuer or the Parent Guarantor would otherwise have been obligated to pay.

(d)

The Trustee shall not be bound to take any of the foregoing actions against the Issuer to enforce the terms of this Indenture or the Subordinated Notes or the Parent Subordinated Guarantee unless (i) it shall have been so requested by an extraordinary resolution or in writing by the Holders of at least 25% in principal amount of the Subordinated Notes then outstanding and (ii) it shall have been offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request.

(e)

Sections 501, 502 and 503 of the Base Indenture shall not apply with respect to the Subordinated Notes, and all references to an Event of Default in any other provision of the Base Indenture shall be deemed deleted and shall instead refer to a Winding Up.

5.	SUBORDINATION

5.1	Agreement to Subordinate the Subordinated Notes

Subject to an Issuer Substitution as set forth in Section 3.11, the Issuer covenants and agrees, and each Holder of Subordinated Notes issued hereunder, by such Holder’s acceptance thereof, likewise covenants and agrees, the obligations represented by the Subordinated Notes issued hereunder shall be unsecured subordinated obligations of the Issuer ranking equally without any preference among themselves and shall, in the event of bankruptcy of the Issuer be subordinated in right of payment to the prior payment in full of all of the Issuer’s Senior Debt, present and future, but shall rank senior to all the Issuer’s classes of share capital and to any indebtedness, if any, expressly subordinated to the Subordinated Notes.

By virtue of the above subordination:

(a)

all payments to Holders of Subordinated Notes shall, in the event of the bankruptcy of the Issuer, only be made after all Senior Debt admissible in any such bankruptcy has been satisfied in full following which the obligations in respect of the Subordinated Notes shall rank at least equally with all other Subordinated Indebtedness of the Issuer; and

(b)

creditors of the Issuer who are not Holders of the Issuer’s Senior Debt may, subject to any subordination provisions that may be applicable to such creditors, recover more, ratably, than Holders of Subordinated Notes.

For the avoidance of doubt, if at any time an order is made, or an effective resolution is passed for the Issuer’s Winding Up, Holders of Subordinated Notes shall not, in respect of each Subordinated Note held, be entitled to a Winding-Up Claim.

5.2	Section 1402 of the Base Indenture

With respect to the Subordinated Notes, the provisions of Section 5.1 replace in their entirety Section 1402 of the Base Indenture. In addition, with respect to the Subordinated Notes, Section 1403 through Section 1416 of Article 14 of the Base Indenture is hereby amended by replacing the term “Senior Debt” as used in such sections with the term “Senior Debt” as defined in this Tenth Supplemental Indenture.

5.3	Subordination not Applicable

For the avoidance of doubt, nothing in this Article 5 (Subordination) or Article 14 (Subordination of Securities) of the Base Indenture shall apply to the claims of, or payments to, the Trustee under or pursuant to Sections 506 and 607 of the Base Indenture.

6.	COVENANTS OF THE ISSUER

6.1	Officers’ Certificate on Postponement

If the Issuer elects or is obliged to postpone any Interest Payment in accordance with Section 2.4 or payment of principal due to any of the requirements not being satisfied in Section 3.7, it shall deliver to the Trustee and the Paying Agent, no later than the provision of any notice to Holders of Subordinated Notes as provided herein, an Officers’ Certificate, certifying that it is obliged to defer the Interest Payment pursuant to Section 2.4(c), has elected to defer the Interest Payment pursuant to Section 2.4(d) or is obliged to postpone the payment of principal due to any of the requirements not being satisfied in Section 3.7, as applicable.

7.	FORM OF SUBORDINATED NOTES

7.1	Form of Subordinated Notes

The Subordinated Notes shall be substantially in the form of Schedule 1 hereto. Schedule 1 hereto is hereby incorporated into and expressly made a part of this Tenth Supplemental Indenture.

8.	ORIGINAL ISSUE OF SUBORDINATED NOTES

8.1	Original Issue of Subordinated Notes

Subordinated Notes in the initial aggregate principal amount of up to $925,000,000 may, upon execution of this Tenth Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Subordinated Notes to or upon the written order of the Issuer, in accordance with Section 303 of the Base Indenture.

There is no limit on the amount of Subordinated Notes that may be issued pursuant to this Tenth Supplemental Indenture.

9.	WINDING UP

9.1	Winding Up

If at any time an order is made, or an effective resolution is passed, for a Winding Up, Holders of Subordinated Notes shall, in respect of each Subordinated Note held, be entitled to a Winding-Up Claim, which Winding-Up Claim shall rank for payment in accordance with Section 5.1.

10.	SATISFACTION AND DISCHARGE

10.1	Satisfaction and Discharge

The Issuer covenants and agrees, and each Holder of Subordinated Notes issued hereunder, by such Holder’s acceptance thereof, likewise covenants and agrees, that all Subordinated Notes shall be issued as Securities subject to the provisions of Article 4 of the Base Indenture.

11.	TAXATION; ADDITIONAL AMOUNTS

11.1	General

All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Subordinated Notes (and any Substituted Subordinated Notes) and the Parent Subordinated Guarantee shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or the government of a jurisdiction in which a successor to either the Issuer or the Parent Guarantor is organized (a Successor Jurisdiction), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, subject to the Issuer’s right to elect to defer or any obligation to defer any Interest Payment, the Issuer shall pay such additional amounts only relating to interest, which we refer to as Additional Amounts, as may be necessary in order that the net amounts receivable by the Holder of any Subordinated Note after such withholding or deduction shall equal the respective amounts that would have been receivable by such Holder in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in relation to any payment in respect of any Subordinated Note presented for payment:

(a)

by or on behalf of, a Holder of a Subordinated Note who is liable for such taxes, duties, assessments or governmental charges in respect of such Subordinated Note by reason of such Holder having some connection with The Netherlands or a Successor Jurisdiction, as applicable, by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such Subordinated Note; or

(b)

(where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(c)	in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge; or

(d)

in respect of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity of the Holder or beneficial owner of a Subordinated Note if such compliance is required as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

(e)	by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another Paying Agent; or

(f)	any withholding or deduction imposed by the United States or any political subdivision thereof; or

(g)

in respect of any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the Code), any regulations or agreements thereunder, and official interpretations thereof or any law implementing an intergovernmental approach thereto (FATCA); or

(h)

by or on behalf of, a Holder of a Subordinated Note who is a related party of Aegon and is liable for such taxes, duties, assessments or governmental charges due to being a (deemed) tax resident of, or is otherwise connected to, a low-tax jurisdiction or non-cooperative jurisdiction for purposes of any Dutch tax law codified pursuant to the policy intentions described in item N151 on page 67 of the Coalition Agreement of the (then) proposed Dutch Government (Regeerakkoord) 2017-2021 published on October 10, 2017 as described in the annex of the letter of the Dutch State Secretary for Finance dated February 23, 2018 on pages 10 and 11 if a withholding tax on (amongst others) payments to holders of Subordinated Notes in low-tax jurisdictions and non-cooperative jurisdictions is implemented in Dutch tax law as set out in the legislative proposal in respect of the Withholding Tax Act 2021 (Wet bronbelasting 2021) published on September 17, 2019; or

(i)

in respect of any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments made under or with respect to a Subordinated Note or a Subordinated Guarantee; or

(j)

any tax, assessment or other governmental charge imposed with respect to any payment on a Subordinated Note or the guarantee to any fiduciary or partnership or any Person other than the sole beneficial owner of such payment to the extent that no Additional Amounts would have been payable had the beneficial owner of the applicable note been the holder of such Subordinated Note or guarantee; or

(k)	any combination of items (a) through (j) above.

For the purpose of (h), by reason of a certain tax jurisdiction having to be or being considered a low-tax jurisdiction, the term low-tax jurisdiction shall be interpreted in the Issuer’s reasonable judgment, in accordance with the relevant statutory language, any implementing regulations, any interpretative guidance provided by the relevant authorities and any other sources generally accepted, or relied on, for the purpose of interpreting Dutch tax law at the time of the actual payment.

If the Issuer becomes (or if a successor to either the Issuer or the Parent Guarantor is or becomes) subject at any time to any taxing jurisdiction other than or in addition to The Netherlands, references herein to The Netherlands shall be read and construed as references to The Netherlands and/or to such other jurisdiction. Additionally, if an Issuer Substitution is triggered and the Parent Guarantor becomes the substituted issuer, Additional Amounts with respect to amounts levied or imposed by The Netherlands or a Successor Jurisdiction, as applicable, shall be paid, excluding the exceptions provided for above referring to The Netherlands or any Successor Jurisdiction.

References herein to interest shall include any Additional Amounts that may become payable pursuant to the terms of the Indenture.

11.2	Section 1006 of the Base Indenture

The provisions of Section 1006 of the Base Indenture are hereby replaced by Section 11.1 hereof and shall not apply with respect to the Subordinated Notes.

12.	MISCELLANEOUS

12.1	Issuance of Definitive Subordinated Notes

(a)

So long as DTC holds the Global Securities, the Global Securities shall not be exchangeable for definitive Subordinated Notes unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold the book-entry Subordinated Notes, or DTC ceases to be a clearing agency registered under the Exchange Act and the Trustee does not appoint a successor to DTC that is registered under the Exchange Act within 120 days; or (ii) at any time the Issuer determines in its sole discretion that the Global Securities representing the Subordinated Notes should be exchanged for definitive Subordinated Notes in registered form.

(b)

Each Person having an ownership or other interest in the Subordinated Notes must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that Person holds its interest to receive or direct the delivery or possession of any definitive Subordinated Notes.

(c)

Any definitive Subordinated Notes shall be issued in registered form only in denominations of $25 and in integral multiples of $25 in excess thereof and shall be substantially in the form of the Global Security included as Schedule 1 hereto with such insertions, omissions, substitutions and other variations as appropriate for definitive Subordinated Notes as evidenced by the execution of such securities. To the extent permitted by law, the Issuer and the Trustee are entitled to treat the Person in whose name any definitive Subordinated Note is registered as its absolute owner.

(d)

Payments in respect of definitive Subordinated Notes shall be made to the Person in whose name the definitive Subordinated Notes are registered as it appears in the register. Payments shall be made in respect of the Subordinated Notes by transfer to the Holder’s account in New York. Definitive Subordinated Notes must be presented to the Paying Agent for redemption.

(e)

If the Issuer issues definitive Subordinated Notes in exchange for Global Securities, DTC, as Holder of the Global Securities, shall surrender the Global Securities against receipt of the definitive Subordinated Notes, cancel the book-entry securities and distribute the definitive Subordinated Notes to the Persons in the amounts that DTC specifies.

(f)

If definitive Subordinated Notes are issued in the limited circumstances as set forth above, those definitive Subordinated Notes may be transferred in whole or in part in denominations of $25 and in integral multiples of $25 in excess thereof, upon surrender of the definitive Subordinated Notes certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the Trustee. If only part of a Subordinated Notes certificate is transferred, a new Subordinated Notes certificate representing the balance not transferred shall be issued to the transferor.

(g)

Any definitive securities issued in accordance with this subsection shall contain the endorsement and deemed acknowledgment by such registered holder that the Trustee or its agent is permitted to furnish via first-class mail, postage prepaid, at the addresses of such registered holder as it appears on the registration books of the Paying Agent (or any other means deemed equivalent by the Trustee), without the consent of such registered holder, replacement definitive securities to give effect to the provisions described in Section 3.11.

12.2	Further Issuances

The Issuer may from time to time, without the consent of the Holders of Subordinated Notes, create and issue further subordinated notes ranking equally in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further subordinated notes) and so that the further issuance of subordinated notes shall be consolidated and form a single series with the outstanding Subordinated Notes; provided that any further subordinated notes that are not fungible with the Subordinated Notes for U.S. federal income tax purposes shall have a unique CUSIP and any other identifying number assigned to such further subordinated notes. Any further issuance of subordinated notes shall be issued pursuant to an additional supplemental indenture.

12.3	Ratification of Base Indenture; Tenth Supplemental Indenture Controls

The Base Indenture, as supplemented by this Tenth Supplemental Indenture, is in all respects ratified and confirmed. This Tenth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Tenth Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Subordinated Notes and any other Subordinated Notes issued hereunder.

12.4	Trustee Not Responsible for Recitals

The recitals contained herein are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the accuracy thereof. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture or the Subordinated Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Subordinated Notes or the proceeds thereof.

12.5	Governing Law

This Tenth Supplemental Indenture and the Subordinated Notes, the Substituted Subordinated Notes and the Parent Subordinated Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except that the ranking, status and waiver of set-off provisions of the Parent Subordinated Guarantee shall be governed by and construed in accordance with the laws of The Netherlands.

12.6	Severability

If any provision in the Indenture or in the Subordinated Notes is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.7	Counterparts

The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Tenth Supplemental Indenture.

12.8	Paying Agent

The parties agree that Citibank, N.A., as Paying Agent, shall be entitled to the benefit of all the rights, protections, privileges and immunities, as applicable, contained in the Indenture with respect to the Trustee, as if set forth herein.

13.	DEFINITION OF OFFICERS’ CERTIFICATE, ISSUER REQUEST AND ISSUER ORDER AMENDED

With regard to the Subordinated Notes only, the definition of “Officers’ Certificate” in Section 101 of the Base Indenture is hereby amended by deleting the first occurrence of the word “and” from the second line of the first sentence of the definition and replacing it with the word “or.”

With regard to the Subordinated Notes only, the definitions of “Company Request” and “Company Order” in Section 101 of the Base Indenture are hereby amended by deleting the first occurrence of the word “and” from the third line of the definition and replacing it with the word “or,” and deleting the occurrence of “Company” and replacing it with the word “Issuer.”

14.	AGREEMENT AND ACKNOWLEDGMENT WITH RESPECT TO THE EXERCISE OF DUTCH BAIL-IN POWER

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any Holder of Subordinated Notes (or any Substituted Subordinated Notes), by acquiring any Subordinated Notes (or any Substituted Subordinated Notes) and the Parent Subordinated Guarantee, each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the (i) reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Substituted Subordinated Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Substituted Subordinated Notes into shares or other securities or other of the Issuer’s obligations or obligations of another Person, including by means of a variation to the terms of the Substituted Subordinated Notes and the Parent Subordinated Guarantee or any expropriation of the Substituted Subordinated Notes or (ii) a reduction or cancellation of all, or a portion, of the payment obligations under the Parent Subordinated Guarantee, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee further acknowledges, accepts and agrees that the rights of the Holders and beneficial owners of the Substituted Subordinated Notes and the Parent Subordinated Guarantee is (or shall be) subject to, and shall be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes (or any Substituted Subordinated Notes), each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee further acknowledges, accepts, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Substituted Subordinated Notes or the Parent Subordinated Guarantee for a temporary period, and acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such Parent Subordinated Guarantee or Substituted Subordinated Notes (as applicable) shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315 (c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

For these purposes, a Dutch Bail-in Power is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions, investment firms, insurance companies, holding companies of insurance companies and/or financial conglomerates incorporated in The Netherlands in effect and applicable in The Netherlands to the Parent Guarantor or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the Directive 2014/59/EU of the European Parliament and of the Council (Bank Recovery and Resolution Directive) and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the SRM Regulation)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (Wet bijzondere maatregelen financiële ondernemingen) or the Dutch Act on Recovery & Resolution for Insurers (Wet herstel en afwikkeling van verzekeraars) in each case as amended or superseded) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution, investment firm, insurance company, holding company of an insurance company or financial conglomerate or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other Person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the relevant resolution authority is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the Substituted Subordinated Notes or in respect of the Parent Subordinated Guarantee shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.

In addition, the exercise of any Dutch Bail-in Power may require interests in the Substituted Subordinated Notes or the Parent Subordinated Guarantee and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or Persons other than DTC.

By acquiring a Subordinated Note (or a Substituted Subordinated Note), each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the Trustee for, and to agree not to initiate a suit against the Trustee in respect of, and to agree that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such Substituted Subordinated Notes or the Parent Subordinated Guarantee.

The Issuer shall provide a written notice directly to DTC (with a copy to the Trustee) as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the Substituted Subordinated Notes or the Parent Subordinated Guarantee by the relevant resolution authority for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes.

By its acquisition of a Subordinated Note (or a Substituted Subordinated Note), each Holder of Subordinated Notes (or Substituted Subordinated Notes) and the Parent Subordinated Guarantee acknowledges, accepts and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such Substituted Subordinated Notes or the Parent Subordinated Guarantee shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By acquiring any Subordinated Notes (or any Substituted Subordinated Notes), each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein (or any Substituted Subordinated Notes) acknowledges, accepts and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, with respect to the Substituted Subordinated Notes or the Parent Subordinated Guarantee, (i) the Trustee shall not be required to take any further directions from Holders of Subordinated Notes (or any Substituted Subordinated Notes) under any of the terms of the Subordinated Notes (or the Substituted Subordinated Notes), the Parent Subordinated Guarantee or Section 512 (Control by Holders) of the Indenture, as applicable and (ii) none of the Indenture, the Subordinated Notes (or the Substituted Subordinated Notes) or the Parent Subordinated Guarantee shall impose any duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If Holders or beneficial owners of the Subordinated Notes (or any Substituted Subordinated Notes) have given a direction to the Trustee pursuant to the relevant sections of this Tenth Supplemental Indenture, prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of the Substituted Subordinated Notes or the Parent Subordinated Guarantee, the Subordinated Notes (or any Substituted Subordinated Notes) or the Parent Subordinated Guarantee remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the Substituted Subordinated Notes or reduces the amount recoverable under the Parent Subordinated Guarantee), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Subordinated Notes, Substituted Subordinated Notes and Parent Subordinated Guarantee (as applicable) following such completion to the extent required by the Trust Indenture Act that the Issuer and the Trustee shall agree pursuant to an amendment to this Tenth Supplemental Indenture or a written instrument.

By acquiring a Subordinated Note (or a Substituted Subordinated Note), each Holder of Subordinated Notes (or any Substituted Subordinated Notes) shall be deemed to have (i) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to such Subordinated Notes (or any Substituted Subordinated Notes) and the Parent Subordinated Guarantee and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds Subordinated Notes (or any Substituted Subordinated Notes) to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to such Subordinated Notes (or any Substituted Subordinated Notes) and the Parent Subordinated Guarantee as it may be imposed, without any further action or direction on the part of such Holder or the Trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to any Substituted Subordinated Notes or the Parent Subordinated Guarantee shall not be a default or an Event of Default under the Indenture.

Holders of the Subordinated Notes that acquire such Subordinated Notes in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein to the same extent as Holders of such Subordinated Notes that acquire Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Subordinated Notes, including in relation to Dutch Bail-in Power.

For purposes of this Article 14, the agreement, acceptance and acknowledgment contained herein by holders of Subordinated Notes shall also be deemed to have been made by Holders of any Qualifying Securities issued in exchange for such Subordinated Notes or Substituted Subordinated Notes (as applicable).

15.	RIGHTS OF TRUSTEE UNAFFECTED

For the avoidance of doubt, nothing in this Supplemental Indenture shall affect the rights, privileges, protections, immunities and benefits given to the Trustee hereunder or under the Base Indenture, including the right to be indemnified and compensated in accordance with the terms of the Indenture, and all such rights shall in all events survive the occurrence or continuation of any event referred to in this Supplemental Indenture. For the avoidance of further doubt, the Parent Guarantor, as Parent Guarantor (within the meaning of such term as defined in the Base Indenture), shall be jointly and severally liable with the Issuer for all amounts due the Trustee under and pursuant to Section 607 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

AEGON FUNDING COMPANY LLC, as Issuer

By:	/s/ Jay Orlandi
Name: Jay Orlandi
Title: Executive Vice President

[AEGON Funding Company LLC Tenth Supplemental Indenture Signature Page]

AEGON N.V., as Parent Guarantor

By:	/s/ J.H.P.M. van Rossum
Name: J.H.P.M. van Rossum
Title: Head of Corporate Financial Center

[AEGON Funding Company LLC Tenth Supplemental Indenture Signature Page]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

[AEGON Funding Company LLC Tenth Supplemental Indenture Signature Page]

CITIBANK, N.A. as Paying Agent,

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Senior Trust Officer

[AEGON Funding Company LLC Tenth Supplemental Indenture Signature Page]

SCHEDULE 1

FORM OF 5.10% SUBORDINATED NOTE DUE 2049

[Face of Subordinated Note]

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SUBORDINATED NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A REGISTERED SECURITY, AND NO TRANSFER OF THIS SUBORDINATED NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

The rights of the holders of the Subordinated Notes are, to the extent and in the manner set forth in Article 14 of the Base Indenture and Article 5 of the Tenth Supplemental Indenture, subordinated to Senior Debt, and this Subordinated Note is issued subject to the provisions of Article 14 of the Base Indenture and Article 5 of the Tenth Supplemental Indenture, and the holder of this Subordinated Note, by accepting the same, agrees to and shall be bound by such provisions.

AEGON FUNDING COMPANY LLC

5.10% Subordinated Notes due 2049

Guaranteed by

AEGON N.V.

No. [ ]
CUSIP No.:	00775V 104
ISIN No.:	US00775V1044

AEGON FUNDING COMPANY, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the Issuer, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of [                ] MILLION U.S. DOLLARS ($[            ]) on December 15, 2049, unless otherwise redeemed or purchased and cancelled in accordance with the Indenture, subject to the Issuer’s obligation to postpone such repayment, and to pay interest thereon, subject to the Issuer’s right or obligation to defer Interest Payments in accordance with the Indenture, from (and including) an Interest Payment Date (or the Issue Date, in respect of the first Interest Payment Date, to (but excluding) the immediately following Interest Payment Date, quarterly in arrears (with a short first interest period) on March 15, June 15, September 15 and December 15 in each year, commencing on December 15, 2019, and at such other times as are set forth in the Indenture from (and including) the Issue Date to (but excluding) December 15, 2024, at the fixed rate of 5.10% per annum. Interest shall accrue on this Subordinated Note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on the last day of the month immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Interest shall be calculated on a 30/360 day basis, but not including the date of such payment. If any Interest Payment Date, any redemption date, the Scheduled Maturity Date or the Final Payment Date of the Subordinated Notes falls on a day that is not a Business Day, the Issuer shall make any required payment on the next succeeding Business Day, and no additional interest shall accrue in respect of any payment made on such next succeeding Business Day.

1

Subject to the immediately following paragraph, if applicable, any payment in respect of this Subordinated Note which is payable, and is paid or duly provided for, on any Interest Payment Date or on any date on which the Issuer makes any payment (including any payment of Additional Amounts in accordance with Article 11 of the Tenth Supplemental Indenture) shall be paid in U.S. dollars to the registered holder, including through a Paying Agent by wire-transfer of same-day funds to the holder or, at the option of the Issuer, by check mailed to the address of the holder as it appears in the Issuer’s Security Register. For so long as this Subordinated Note is held in global form, all payments shall be made in U.S. dollars by wire-transfer of same-day funds.

The Issuer may under certain circumstances, and in accordance with the Indenture, defer all or part of any Interest Payment that would in the absence of such election be scheduled to be made on the relevant Interest Payment Date. Any unpaid interest shall as long as it remains unpaid constitute arrears of interest (Arrears of Interest). Arrears of Interest shall not bear interest.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

AEGON Funding Company LLC

By:
Name:
Title:

Attest:

This is one of the Subordinated Notes of the series designated herein and referred to in the Tenth Supplemental Indenture.

Dated: [    ], 2019

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

2

[Reverse of Subordinated Note]

This Subordinated Note is one of a duly authorized issue of Securities of the Issuer (herein called the Subordinated Notes), issued and to be issued in one or more series under an indenture, dated as of October 11, 2001 (the Base Indenture), between the Issuer, the Parent Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee and successor in interest to Citibank, N.A. (herein called the Trustee, which term includes any successor trustee under the Indenture), as the same has been supplemented and amended from time to time, and as shall be further supplemented and amended by a tenth supplemental indenture dated October 22, 2019 (herein called the Tenth Supplemental Indenture and together with the Base Indenture, the Indenture) and reference is hereby made to the Indenture for a statement of the terms of the Subordinated Notes and the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the holders of Senior Debt and the holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. The Subordinated Notes are subject to all such terms. This Subordinated Note is one of the series designated on the face hereof and there is no limitation on the amount of Subordinated Notes of such series which may be issued. Terms not defined in this Subordinated Note shall have the meaning assigned to such terms in the Indenture.

All payments on this Subordinated Note shall be conditional upon (a) in the case of any Interest Payment or payment of principal, the Issuer not being subject to a Mandatory Deferral Event and (b) in the case of any Interest Payment, the Issuer not exercising an Optional Deferral with respect such Interest Payment.

Mandatory Deferral Event means that: (a) the Issuer or the Parent Guarantor determines that either or both of the Issuer and the Parent Guarantor is or are not or, on the relevant date on which an Interest Payment or a payment of principal would be made after taking into account amounts payable on that date on the Subordinated Notes, shall not be Solvent; or (b) a Capital Adequacy Event has occurred and continues to exist or an Interest Payment or a payment of principal on the relevant date would cause a Capital Adequacy Event and a deferral of Interest Payments and/or payment of principal is required under the Capital Adequacy Regulations; provided, however, that the occurrence of (b) above shall not constitute a Mandatory Deferral Event: (1) in respect of Interest Payments or Arrears of Interest, if: (i) the Supervisory Authority has exceptionally waived the deferral of such Interest Payment and/or payment of Arrears of Interest; (ii) paying the Interest Payment and/or Arrears of Interest does not further weaken the Parent Guarantor’s solvency position as determined in accordance with the Capital Adequacy Regulations; and (iii) the Minimum Capital Requirement shall be complied with immediately after the Interest Payment and/or payment of Arrears of Interest is made; and (2) in respect of payments of principal, if: (i) the Supervisory Authority has exceptionally waived the deferral of such principal payment; (ii) the Subordinated Notes are exchanged for or converted into another tier 1 or tier 2 basic own-fund of at least the same quality, issued by the Parent Guarantor or any of its direct or indirect subsidiaries; and (iii) the Minimum Capital Requirement shall be complied with immediately after the principal payment is made.

Optional Deferral means, in respect of any Interest Payment that would, in the absence of deferral be due and payable, a deferral by the Issuer of all or part of such Interest Payment by giving written notice to the Trustee, Paying Agent and the Holders of Subordinated Notes not less than 10 Business Days prior to the relevant Interest Payment Date.

The Subordinated Notes shall constitute unsecured obligations of the Issuer and shall rank equally without any preference among themselves and shall, subject to the subordination provisions described herein, in the event of the Issuer’s bankruptcy, be subordinated in right of payment to the prior payment in full of all of the Issuer’s Senior Debt, present and future, but shall rank senior to all the Issuer’s classes of share capital and to indebtedness, if any, expressly subordinated to the Subordinated Notes.

3

Holders of Subordinated Notes shall have the absolute and unconditional right to institute suit for the enforcement of any Interest Payment that the Issuer does not timely elect to defer or is not obliged to defer, or any payment of principal that the Issuer is not required to postpone. The Trustee may not, however, in the case of a Non-Payment Event in respect of an Interest Payment (and, with respect to a Mandatory Interest Payment Date and any Arrears of Interest) declare the principal amount of any outstanding Subordinated Note to be due and payable.

A Non-Payment Event shall occur with respect to the Subordinated Notes or the Subordinated Parent Guarantee only if the Issuer does not elect to defer an Interest Payment, the Issuer is not obliged to defer an Interest Payment due to a Mandatory Deferral Event or the Issuer is not required to postpone the payment of principal due to any of the requirements not being satisfied in Section 3.7 of the Tenth Supplemental Indenture and nevertheless the Issuer fails to pay or set aside for payment the amount due to satisfy, when due, any such payment of principal or Interest Payment (and, with respect to a Mandatory Interest Payment Date and any Arrears of Interest) or the Parent Guarantor fails to make payment in respect of the Parent Subordinated Guarantee of such amounts, and such failure continues for 14 days. In no event will any (i) non-payment of interest or principal by AFC or (ii) non-payment of any amounts due and payable under the Parent Subordinated Guarantee by the Parent Guarantor, in each case due to the exercise of any Dutch Bail-in Power by the relevant resolution authority be deemed a Non-Payment Event.

All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Subordinated Notes (and any Substituted Subordinated Notes) and the Parent Subordinated Guarantee shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or the government of a jurisdiction in which a successor to the Issuer or the Parent Guarantor is organized (a Successor Jurisdiction), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, subject to the Issuer’s right to elect to defer or any obligation to defer any Interest Payment, the Issuer shall, subject to certain exceptions described in Section 11.1 of the Tenth Supplemental Indenture, pay such additional amounts only relating to interest (Additional Amounts) as may be necessary in order that the net amounts receivable by the Holder of any Subordinated Note after such withholding or deduction shall equal the respective amounts that would have been receivable by such Holder in the absence of such withholding or deduction.

References herein to interest shall include any Additional Amounts that may become payable pursuant to the terms of the Indenture.

Except as provided in the Tenth Supplemental Indenture, the Subordinated Notes are not redeemable at the option of the Issuer prior to December 15, 2024.

Subordinated Notes may only be redeemed (whether before, on or after the Scheduled Maturity Date) or purchased by the Issuer (in the open market or otherwise) provided that (i) no Mandatory Deferral Event has occurred and is continuing on the relevant date for redemption or purchase, (ii) such redemption or purchase would not itself cause a Mandatory Deferral Event and (iii) as long as enforced by the Supervisory Authority, no Insolvent Insurer Liquidation has occurred and is continuing on the relevant date for redemption or purchase, or in each case, as otherwise permitted by the Supervisory Authority, and subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations in order for the Subordinated Notes to qualify as tier 2 basic own funds of the Group. If on the relevant date for redemption (i) a Mandatory Deferral Event has occurred and is continuing, (ii) a redemption would itself cause a Mandatory Deferral Event or (iii) as long as enforced by the Supervisory Authority, an Insolvent Insurer Liquidation has occurred and is continuing, then the Subordinated Notes may only be redeemed on any day thereafter on which no Mandatory Deferral Event is continuing, the redemption would itself not cause a Mandatory Deferral Event and, as long as enforced by the Supervisory Authority, no Insolvent Insurer Liquidation is continuing or the applicable condition has been waived by the Supervisory Authority.

4

Subject to the provisions of the Tenth Supplemental Indenture, the Subordinated Notes may be redeemed in whole (but not in part), at the option of the Issuer and without the consent of the holders of the Subordinated Notes or the Trustee, at the Base Redemption Price: (i) on December 15, 2024, or on any Interest Payment Date thereafter, (ii) upon the occurrence of a Tax Event, provided that the Issuer shall have already delivered to the Trustee a certificate signed by an authorized officer of the Issuer stating that a Tax Event has occurred and is continuing, and describing the facts leading thereto, and an opinion of independent legal or tax advisers of recognized standing with respect to U.S. or Dutch tax matters (as the case may be) to the effect that a Tax Event has occurred and is continuing, the Issuer may, at the Issuer’s option, subject to the Parent Guarantor having received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations, and having given notice in accordance with Section 3.8 of the Tenth Supplemental Indenture, redeem the Subordinated Notes in whole (but not in part), at their Base Redemption Price, (iii) upon the occurrence of a Capital Disqualification Event, provided that the Parent Guarantor has received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations and has given notice in accordance with Section 3.8 of the Tenth Supplemental Indenture, and (iv) upon the occurrence of a Rating Methodology Event, provided that the Parent Guarantor has received the prior approval of the Supervisory Authority if required pursuant to the Capital Adequacy Regulations and has given notice in accordance with Section 3.8 of the Tenth Supplemental Indenture.

If a Tax Event, a Capital Disqualification Event or a Rating Methodology Event has occurred and is continuing, then the Issuer may (without any requirement for the consent or approval of the Holders of Subordinated Notes), having given not less than seven days’ written notice to the Trustee, the Paying Agent and the Holders of Subordinated Notes (which notice shall be irrevocable), at any time either substitute the Subordinated Notes in whole (but not in part) for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Qualifying Securities.

Any substitution or variation is subject to (i) in respect of substitution only, all Interest Amounts, including Arrears of Interest, and any other amount payable under the Subordinated Notes that in each case has accrued to Holders of Subordinated Notes and has not been paid, being satisfied in full on or prior to the date thereof, (ii) so long as the Parent Guarantor is subject to the Capital Adequacy Regulations, the prior approval of the Supervisory Authority if required under the Capital Adequacy Regulations and compliance with the Capital Adequacy Regulations, (iii) the substitution or variation not itself giving rise to a negative change in any published rating of the Subordinated Notes in effect at such time as confirmed in writing by any solicited rating organizations that have given such published rating of the Subordinated Notes immediately prior to such substitution or variation, (iv) the substitution or variation not triggering the right on the Issuer’s part to redeem the Subordinated Notes pursuant to Section 3.3, Section 3.4 or Section 3.5 of the Tenth Supplemental Indenture and (v) a certification by the Issuer, represented by at least one member of the Issuer’s Executive Board, that the securities to be offered in substitution for the Subordinated Notes or the terms of the Subordinated Notes as so varied are Qualifying Securities and that the conditions set out above have been complied with, which certificate shall be delivered to the Trustee prior to the substitution or variation of the Subordinated Notes and upon which certificate the Trustee shall be entitled to rely absolutely without liability to any Person.

The indebtedness evidenced by this Subordinated Note is, to the extent provided in the Indenture, subordinated in right of payment to the prior payment in full of all of the Issuer’s Senior Debt, present and future, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Subordinated Note, by accepting the same, (i) agrees to and shall be bound by such provisions; (ii) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided; and (iii) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Subordinated Notes of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Subordinated Notes at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Subordinated Notes of each series at the time outstanding, on behalf of the holders of all Subordinated Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Subordinated Note shall be conclusive and binding upon such holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Subordinated Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Note is registrable in the Security Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

As provided in Section 3.11 of the Tenth Supplemental Indenture, upon the occurrence of an Issuer Substitution Event, (i) the Parent Guarantor shall be substituted for the Issuer; (ii) the Issuer shall be released from and shall have no further obligations or liabilities in respect of the Subordinated Notes or the Substituted Subordinated Notes; (iii) the Parent Subordinated Guarantee in respect of the Subordinated Notes shall automatically be released and extinguished in full and cease to represent obligations of the Parent Guarantor; (iv) no new guarantees shall be issued in respect of the Substituted Subordinated Notes; (v) any Arrears of Interest shall become an obligation of the Parent Guarantor; (vi) the ranking, status and waiver of set-off of the Substituted Subordinated Notes shall be substantially similar to those pursuant to Sections 2.4(f) and 5.1 of the Tenth Supplemental Indenture, except that such ranking, status and waiver of set-off provisions shall apply to the Substituted Subordinated Notes and such provisions shall be governed by and construed in accordance with the laws of The Netherlands; and (vii) all other conforming changes shall be made to give effect to the foregoing, mutatis mutandis.

The Subordinated Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Subordinated Notes of this series shall be represented by a Global Security.

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No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Subordinated Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Subordinated Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Subordinated Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any Holder of Subordinated Notes (or any Substituted Subordinated Notes), by acquiring any Subordinated Notes (or any Substituted Subordinated Notes) and the Parent Subordinated Guarantee, each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the (i) reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Substituted Subordinated Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Substituted Subordinated Notes into shares or other securities or other of the Issuer’s obligations or obligations of another Person, including by means of a variation to the terms of the Substituted Subordinated Notes and the Parent Subordinated Guarantee or any expropriation of the Substituted Subordinated Notes or (ii) a reduction or cancellation of all, or a portion, of the payment obligations under the Parent Subordinated Guarantee, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee further acknowledges, accepts and agrees that the rights of the Holders and beneficial owners of the Substituted Subordinated Notes and the Parent Subordinated Guarantee is (or shall be) subject to, and shall be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes (or any Substituted Subordinated Notes), each Holder and beneficial owner of a Subordinated Note (or a Substituted Subordinated Note) or any interest therein and the Parent Subordinated Guarantee further acknowledges, accepts, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Substituted Subordinated Notes or the Parent Subordinated Guarantee for a temporary period, and acknowledges and agrees that the exercise of Dutch Bail-in Power by the relevant resolution authority with respect to such Parent Subordinated Guarantee or Substituted Subordinated Notes (as applicable) shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315 (c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

For these purposes, a Dutch Bail-in Power is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions, investment firms, insurance companies, holding companies of insurance companies and/or financial conglomerates incorporated in The Netherlands in effect and applicable in The Netherlands to the Parent Guarantor or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the Directive 2014/59/EU of the European Parliament and of the Council (Bank

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Recovery and Resolution Directive) and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the SRM Regulation)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (Wet bijzondere maatregelen financiële ondernemingen) or the Dutch Act on Recovery & Resolution for Insurers (Wet herstel en afwikkeling van verzekeraars) in each case as amended or superseded) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution, investment firm, insurance company, holding company of an insurance company or financial conglomerate or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other Person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the relevant resolution authority is to any authority with the ability to exercise a Dutch Bail-in Power).

All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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SCHEDULE 2

FORM OF PARENT SUBORDINATED GUARANTEE

For value received, the Parent Guarantor hereby fully and unconditionally guarantees, on an unsecured subordinated basis, to the holder of the Subordinated Note upon which this Parent Subordinated Guarantee is endorsed, and to the Trustee on behalf of such holder, the due and punctual payment of the principal of and Interest Payments on such Subordinated Note when and as the same shall become due and payable, whether at the Stated Maturity, by Winding-up, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Issuer punctually to make any such payment when and as the same shall become due in accordance with the terms of such Subordinated Notes, including, without limitation, no Mandatory Deferral Event or Optional Deferral being in effect with respect to such Interest Payment, the Parent Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable in accordance with the terms of such Subordinated Notes, including without limitation, no Mandatory Deferral Event or Optional Deferral being in effect with respect to such Interest Payment, whether at the Stated Maturity, by Winding-Up, call for redemption or otherwise, and as if such payment were made by the Issuer. The Parent Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of the Subordinated Note or the Indenture, the absence of any action to enforce the same or any release or amendment or waiver of any term of any other guarantee of, all or of any of the Subordinated Notes, any waiver or consent by the holder of such Subordinated Note or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that notwithstanding the foregoing, no such release, amendment, waiver, consent or judgment shall, without the consent of the Parent Guarantor, increase the principal amount of such Subordinated Note or increase the rate or rates of interest thereon, alter or accelerate any Interest Payments, Mandatory Deferral Event or Optional Deferral, or alter the stated maturity thereof. The Parent Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the holders exhaust any right or take any action against the Issuer or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, protest or notice with respect to such Subordinated Note or the indebtedness evidenced thereby, and covenants that this Parent Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in such Subordinated Note and in this Parent Subordinated Guarantee or in the event that an Issuer Substitution occurs in accordance with Section 3.11 of the Tenth Supplemental Indenture; provided, however, that the Parent Guarantor receives prompt written notice of any failure by the Issuer to make any payment of principal or Interest Payments or any sinking fund or analogous payment when and as the same becomes due under the Subordinated Note. The Parent Guarantor hereby agrees that, in the event of a Non-Payment Event or Winding-up, legal proceedings may be instituted by the Trustee on behalf of, or by, the holder of such Subordinated Note, subject to the terms and conditions set forth in the Indenture, directly against the Parent Guarantor to enforce this Parent Subordinated Guarantee without first proceeding against the Issuer.

No reference herein to the Indenture and no provision of this Parent Subordinated Guarantee or of the Indenture shall alter or impair the guarantee of the Parent Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal and Interest Payments on the Subordinated Note upon which this Parent Subordinated Guarantee is endorsed when and as the same become due and payable under each Subordinated Note.

For avoidance of doubt, amounts shall become due and payable under the Subordinated Note only if the Issuer does not elect to defer Interest Payments in accordance with Sections 2.4(c) and 2.4(d) of the Tenth Supplemental Indenture, the Issuer is not obliged to defer Interest Payments due to a Mandatory Deferral

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Event or is not required to postpone the payment of principal due to any of the requirements not being satisfied in Section 3.7(a) of the Tenth Supplemental Indenture and nevertheless fails to pay or set aside for payment the amount due to satisfy, when due, any such payment of principal or Interest Payment (and, with respect to a Mandatory Interest Payment Date, any Arrears of Interest), and such failure continues for 14 days. For avoidance of doubt and without limiting the foregoing, any non-payment of interest or principal by the Parent Guarantor due to the exercise of any Dutch Bail-in Power with respect to the Parent Subordinated Guarantee by the relevant resolution authority shall be deemed not to constitute a failure to pay when and as due any principal or Interest Payment under this Parent Subordinated Guarantee.

Other than in the event of the exercise of any Dutch Bail-in Power and except as expressly provided in the terms of the Subordinated Note, including in respect of an Issuer Substitution, this Parent Subordinated Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer or the Parent Guarantor, for liquidation or reorganization, should the Issuer or the Parent Guarantor become insolvent, make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Subordinated Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Subordinated Notes, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made or in the event that an Issuer Substitution occurs. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, other than pursuant to the terms of the Subordinated Note or the exercise of Dutch Bail-in Power, the Subordinated Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The obligations represented by this Parent Subordinated Guarantee shall be unsecured subordinated obligations of the Parent Guarantor ranking equally without any preference among themselves and will, in the event of bankruptcy, winding up or moratorium of the Parent Guarantor (faillissement, vereffening na ontbinding or surseance van betaling) be subordinated in right of payment to the prior payment in full of all of the Parent Guarantor’s Senior Debt, present and future, but shall rank senior to all of the Parent Guarantor’s classes of share capital and any Aegon Junior Subordinated Indebtedness. By purchasing Subordinated Notes, each Holder and the Trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to this Parent Subordinated Guarantee or the Indenture (or between the Parent Guarantor’s obligations regarding the Parent Subordinated Guarantee and any liability owed by a Holder or the Trustee to the Parent Guarantor) that a Holder or the Trustee might otherwise have against the Parent Guarantor. Each holder will, by virtue of holding any Subordinated Note with a Parent Subordinated Guarantee endorsed thereon, be deemed to have waived any such right of set-off. The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern and construe this Parent Subordinated Guarantee, except for any provision of this Parent Subordinated Guarantee related to ranking, status and waiver of set-off, which provisions shall be governed by and construed in accordance with the laws of The Netherlands.

This Parent Subordinated Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Subordinated Note upon which this Parent Subordinated Guarantee is endorsed shall have been executed by the Trustee under the Tenth Supplemental Indenture by manual signature.

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder of the Subordinated Notes (including, for purposes of Article 14 of the Tenth Supplemental Indenture, owners of a beneficial interest in the Subordinated Notes), by acquiring any Subordinated Notes and the Parent Subordinated Guarantee, each holder and beneficial owner of a Subordinated Note or any interest therein, upon which this Parent Subordinated Guarantee is endorsed, acknowledges, accepts, agrees to be

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bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in a reduction or cancellation of all, or a portion, of the payment obligations under this Parent Subordinated Guarantee to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a Subordinated Note or any interest therein, upon which this Parent Subordinated Guarantee is endorsed, further acknowledges, accepts and agrees that the rights of the holders and beneficial owners of any interest in the Parent Subordinated Guarantee is subject to, and shall be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Subordinated Notes, each holder and beneficial owner of a Subordinated Note or any interest therein, upon which this Parent Subordinated Guarantee is endorsed, further acknowledges, accepts, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of this Parent Subordinated Guarantee for a temporary period, and acknowledges and agrees that the exercise of Dutch Bail-in Power by the relevant resolution authority with respect to such Parent Subordinated Guarantee or Substituted Subordinated Notes (as applicable) shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315 (c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

In the event that an Issuer Substitution occurs, each holder of the Subordinated Notes, upon which this Parent Subordinated Guarantee is endorsed, agrees that concurrently with the substitution of the Parent Guarantor for the Issuer as issuer and sole obligor under the Subordinated Notes, each such holder hereby consents on behalf of itself and any successors and assigns without any further action on the part of any such holder, the Parent Guarantor or the Trustee, to the complete release of the Parent Guarantor from any and all liability under this Parent Subordinated Guarantee to the fullest extent permitted by law. Each holder of a Subordinated Note, upon which this Parent Subordinated Guarantee is endorsed, further agrees and acknowledges that the obligations under the Substituted Subordinated Notes are intended by all parties to substitute, and be in lieu of, any obligations of the Parent Guarantor under this Parent Subordinated Guarantee.

All terms used in this Parent Subordinated Guarantee which are defined in the Indenture referred to in the Subordinated Note upon which this Parent Subordinated Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parent Guarantor has caused this Parent Subordinated Guarantee to be duly executed.

Dated:

AEGON N.V.

By:
Name:
Title:

The above signature is attested by the undersigned.

By:
Name:
Title: